UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive	60601
25th Floor	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on June 11, 2025. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Company's Annual Meeting.

Election of Directors

The Company's five director nominees were elected to the Board and will serve as directors until the Company's next annual meeting of stockholders or until their respective successors are elected and qualified. The directors were elected with the following vote:

	For	Withheld	Broker Non-Vote
Dusan Senkypl	26,339,895	68,418	4,948,654
Jan Barta	25,081,667	1,326,646	4,948,654
Robert Bass	20,502,734	5,905,579	4,948,654
Jason Harinstein	20,883,465	5,524,848	4,948,654
Theodore Leonsis	19,889,321	6,518,992	4,948,654

Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2025

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year was ratified with the following vote:

For	Against	Abstentions
31,238,524	91,534	26,909

Advisory Approval of Groupon's Named Executive Officer Compensation

A proposal to conduct an advisory non-binding resolution approving the compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
25,889,182	485,622	33,509	4,948,654
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 13, 2025
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer